EXHIBIT 10.103

FORM OF

INDEMNIFICATION AGREEMENT

(DIRECTORS AND/OR OFFICERS)

THIS INDEMNIFICATION AGREEMENT (“Agreement”), is made and entered into as of the          day of                       , 2004, by and between RADIATION THERAPY SERVICES, INC., a Florida corporation (the “Company”), and                                         , (the “Indemnitee”).

RECITALS

WHEREAS, it is essential to the Company to retain and attract highly qualified individuals to serve as directors and officers;

WHEREAS, the Company desires to retain the services of the Indemnitee as a director and/or officer of the Company;

WHEREAS, the Company recognizes that the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment it is necessary to provide indemnification for directors and officers to assure their services;

WHEREAS, the Company and Indemnitee recognize that the costs and expense of defending against such litigation, whether or not meritorious, is beyond the financial resources of many individuals; and

WHEREAS, the Company is willing to indemnify the Indemnitee to the maximum extent permitted by law in order to retain the services of the Indemnitee.

NOW, THEREFORE, for and in consideration of the mutual premises and covenants contained herein, and other good and valuable considerations, the receipt and adequacy of which are hereby acknowledged, the Company and the Indemnitee intending to be legally bound, agree as follows:

1.                     MANDATORY INDEMNIFICATION IN THIRD PARTY PROCEEDINGS. The Company shall indemnify and hold harmless the Indemnitee from and against any and all claims,

damages, expenses (including attorneys’ and other professionals’ fees and costs), judgments, settlements, penalties, fines (including excise taxes assessed with respect to an employee benefit plan), amounts paid in settlement and all other liabilities actually and reasonably incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (other than an action by or in the right of the Company) and to which the Indemnitee was or is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an officer, director, shareholder, employee or agent of the Company, or is or was serving at the request of the Company as an officer, director, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity or capacities, provided that the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.                     MANDATORY INDEMNIFICATION IN PROCEEDINGS BY OR IN THE NAME OF THE COMPANY. The Company shall indemnify and hold harmless the Indemnitee from and against any and all expenses (including attorneys’ and other professionals’ fees and costs) and amounts paid in settlement actually and reasonably incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding by or in the right of the Company to procure a judgment in its favor, whether civil, criminal, administrative, investigative or otherwise, and to which the Indemnitee was or is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an officer, director, shareholder, employee or agent of the Company, or is or was serving at the request of the Company as an officer, director, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity or capacities, provided that (i) the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and (ii) no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company for misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action, suit or proceeding was brought (or any other court of competent jurisdiction) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

3.                     REIMBURSEMENT OF EXPENSES FOLLOWING ADJUDICATION OF NEGLIGENCE. The Company shall reimburse the Indemnitee for any expenses (including attorneys’ and other professionals’ fees and costs) and amounts paid in settlement actually and reasonably incurred or paid by him in connection with the investigation, defense, settlement or appeal of any action or suit described in Section 2 hereof that results in an adjudication that the Indemnitee was liable for negligence, gross negligence or recklessness (but not willful misconduct) in the performance of his duties to the Company; provided, however, that the Indemnitee acted in good faith and in a manner he believed to be in the best interests of the Company.

4.                     AUTHORIZATION OF INDEMNIFICATION. Any indemnification under Sections 1 and 2 hereof (unless ordered by a court) and any reimbursement made under

Section 3 hereof shall be made by the Company only as authorized in the specific case upon a determination (the “Determination”) that indemnification or reimbursement of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Section 1, 2 or 3 hereof, as the case may be. Subject to Sections 5.6, 5.7, 5.8 and 8 of this Agreement, the Determination shall be made in the following order of preference:

(1)           first, by the Company’s Board of Directors (the “Board”) by majority vote or consent of a quorum consisting of directors (“Disinterested Directors”) who are not, at the time of the Determination, named parties to such action, suit or proceeding; or

(2)           next, if such a quorum of Disinterested Directors cannot be obtained, by majority vote or consent of a committee duly designated by the Board (in which designation all directors, whether or not Disinterested Directors, may participate) consisting solely of two or more Disinterested Directors; or

(3)           next, if such a committee cannot be designated, by any independent legal counsel (who may be any outside counsel regularly employed by the Company).

4.1           No Presumptions. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

4.2           Benefit Plan Conduct. The Indemnitee’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be deemed to be conduct that the Indemnitee reasonably believed to be not opposed to the best interests of the Company. Employee benefits plans shall include, but not be limited to, stock incentive plans, stock option plans, stock award plans, stock purchase plans, 401(k) plans, pension plans, health and welfare plans, retirement plans and the like.

4.3                                 Reliance as Safe Harbor. For purposes of any Determination hereunder, the Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe her conduct was unlawful, if his action is based on (i) the records or books of account of the Company or another enterprise, including financial statements, (ii) information supplied to him by the officers of the Company or another enterprise in the course of their duties, (iii) the advice of legal counsel for the Company or another enterprise, or (iv) information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this Section 4.3 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Company as an officer, director, partner, trustee, employee or agent. The provisions of this Section 4.3 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in Sections 1, 2 or 3 hereof, as the case may be.

4.4                                 Success on Merits or Otherwise. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 1 or 2 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal thereof. For purposes of this Section 4.4, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any claim, action, suit or proceeding against the Indemnitee without any express finding of liability or guilt against him, (ii) the expiration of 120 days after the making of any claim or threat of an action, suit or proceeding without the institution of the same and without any promise or payment made to induce a settlement, or (iii) the settlement of any action, suit or proceeding under Section 1, 2 or 3 hereof pursuant to which the Indemnitee pays less than $50,000.

4.5                                 Partial Indemnification or Reimbursement. If the Indemnitee is entitled under any provision of this Agreement to indemnification and/or reimbursement by the Company for some or a portion of the claims, damages, expenses (including attorneys’ and other professionals’ fees and costs) judgments, fines or amounts paid in settlement by the Indemnitee in connection with the investigation, defense, settlement or appeal of any action specified in Section 1, 2 or 3 hereof, but not, however, for the total amount thereof, the Company shall nevertheless indemnify and/or reimburse the Indemnitee for the portion thereof to which the Indemnitee is entitled. The party or parties making the Determination shall determine the portion (if less than all) of such claims, damages, expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement for which the Indemnitee is entitled to indemnification and/or reimbursement under this Agreement.

4.6                                 Limitations on Indemnification. No indemnification pursuant to Sections 1 or 2 hereof shall be paid by the Company if a judgment (after exhaustion of all appeals) or other final adjudication determines that the Indemnitee’s actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a)                                  a violation of criminal law, unless the Indemnitee had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

(b)                                 a transaction from which the Indemnitee derived an improper personal benefit within the meaning of Section 607.0850(7) of the Florida Business Corporation Act;

(c)                                  in the event that the Indemnitee is a director of the Company, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act are applicable; or

(d)                                 willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder of the Company.

Furthermore, the Company shall not be obligated to indemnify the Indemnitee for:

(e)                                  expenses or liabilities of any type whatsoever to the extent that Indemnitee has otherwise actually received full payment (under any insurance policy, provision of the Company’s articles of incorporation, bylaws or otherwise) of the amounts otherwise payable hereunder;

(f)                                    expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act or any similar successor statute;

(g)                                 claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification, unless the Board of Directors has specifically approved the initiation or bringing of such suit.

5.                                                               PROCEDURES FOR DETERMINATION OF WHETHER STANDARDS HAVE BEEN SATISFIED.

5.1                                 Costs. All costs of making the Determination required by Section 4 hereof shall be borne solely by the Company, including, but not limited to, the costs of legal counsel, and judicial determinations. The Company shall also be solely responsible for paying (i) all reasonable expenses incurred by the Indemnitee to enforce this Agreement, including, but not limited to, the costs incurred by the Indemnitee to obtain court-ordered indemnification pursuant to Section 8 hereof, regardless of the outcome of any such application or proceeding, and (ii) all costs of defending any suits or proceedings challenging payments to the Indemnitee under this Agreement.

5.2                                 Timing of the Determination. The Company shall use its best efforts to make the Determination contemplated by Section 4 hereof promptly. In addition, the Company agrees:

(a)                                  if the Determination is to be made by the Board or a committee thereof, such Determination shall be made not later than 15 days after a written request for a Determination (a “Request”) is delivered to the Company by the Indemnitee; and

(b)                                 if the Determination is to be made by independent legal counsel, such Determination shall be made not later than 30 days after a Request is delivered to the Company by the Indemnitee.

The failure to make a Determination within the above-specified time period shall constitute a Determination approving full indemnification or reimbursement of the Indemnitee. Notwithstanding anything herein to the contrary, a Determination may be made in advance of (i) the Indemnitee’s payment (or incurring) of expenses with respect to which indemnification or reimbursement is sought, and/or (ii) final disposition of the action, suit or proceeding with respect to which indemnification or reimbursement is sought.

5.3                                 Reasonableness of Expenses. The evaluation and finding as to the reasonableness of expenses incurred by the Indemnitee for purposes of this

Agreement shall be made (in the following order of preference) within 15 days after the Indemnitee’s delivery to the Company of a Request that includes a reasonable accounting of expenses incurred:

(a)                                  first, by the Board by majority vote or consent of a quorum consisting of Disinterested Directors; or

(b)                                 next, if such a quorum cannot be obtained, by majority vote or consent of a committee duly designated by the Board (in which designation all directors, whether or not Disinterested Directors, may participate), consisting solely of two or more Disinterested Directors; or

(c)                                  next, if such a committee cannot be designated, by any independent legal counsel (who may be any outside counsel regularly employed by the Company).

All expenses shall be considered reasonable for purposes of this Agreement if the finding contemplated by this Section 5.3 is not made within the prescribed time. The finding required by this Section 5.3 may be made in advance of the payment (or incurring) of the expenses for which indemnification or reimbursement is sought.

5.4                                 Payment of Indemnified Amount. Immediately following a Determination that the Indemnitee has met the applicable standard of conduct set forth in Section 1, 2 or 3 hereof, as the case may be, and the finding of reasonableness of expenses contemplated by Section 5.3 hereof, or the passage of time prescribed for making such determination(s), the Company shall pay to the Indemnitee in cash the amount to which the Indemnitee is entitled to be indemnified and/or reimbursed, as the case may be, without further authorization or action by the Board; provided, however, that the expenses for which indemnification or reimbursement is sought have actually been incurred by the Indemnitee.

5.5                               Selection of Independent Legal Counsel. If the Determination required under Section 4 is to be made by independent legal counsel, the

Indemnitee with the approval of the Board, which approval shall not be unreasonably withheld, shall select such counsel. The fees and expenses incurred by counsel in making any Determination (including Determinations pursuant to Section 5.8 hereof) shall be borne solely by the Company regardless of the results of any Determination and, if requested by counsel, the Company shall give such counsel an appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be reasonably requested by counsel.

5.6                                 Right of Indemnitee To Select Forum For Determination. If, at any time subsequent to the date of this Agreement, “Continuing Directors” do not constitute a majority of the members of the Board, or there is otherwise a change in control of the Company (as contemplated by Item 403(c) of Regulation S-K), then upon the request of the Indemnitee, the Company shall cause the Determination required by Section 4 hereof to be made by independent legal counsel selected by the Indemnitee and approved by the Board (which approval shall not be unreasonably withheld), which counsel shall be deemed to satisfy the requirements of clause (3) of Section 4 hereof. If none of the legal counsel selected by the Indemnitee are willing and/or able to make the Determination, then the Company shall cause the Determination to be made by a majority vote or consent of a Board committee consisting solely of Continuing Directors. For purposes of this Agreement, a “Continuing Director” means either a member of the Board at the date of this Agreement or a person nominated to serve as a member of the Board by a majority of the then Continuing Directors.

5.7                                 Access by Indemnitee to Determination. The Company shall afford to the Indemnitee and his representatives ample opportunity to present evidence of the facts upon which the Indemnitee relies for indemnification or reimbursement, together with other information relating to any requested

Determination.

5.8                                 Judicial Determinations in Derivative Suits. In each action or suit described in Section 2 hereof, the Company shall cause its counsel to use its best efforts to obtain from the Court in which such action or suit was brought (i) an express adjudication whether the Indemnitee is liable for negligence or misconduct in the performance of her duty to the Company, and, if the Indemnitee is so liable, (ii) a determination whether and to what extent, despite the adjudication of liability but in view of all the circumstances of the case (including this Agreement), the Indemnitee is fairly and reasonably entitled to indemnification.

6.                                                               SCOPE OF INDEMNITY. The actions, suits and proceedings described in Sections 1 and 2 hereof shall include, for purposes of this Agreement, any actions that involve, directly or indirectly, activities of the Indemnitee both in his official capacities as a Company director or officer and actions taken in another capacity while serving as director or officer, including, but not limited to, actions or proceedings involving (i) compensation paid to the Indemnitee by the Company, (ii) activities by the Indemnitee on behalf of the Company, including actions in which the Indemnitee is plaintiff, (iii) actions alleging a misappropriation of a “corporate opportunity,” (iv) responses to a takeover attempt or threatened takeover attempt of the Company, (v) transactions by the Indemnitee in Company securities, and (vi) the Indemnitee’s preparation for and appearance (or potential appearance) as a witness in any proceeding relating, directly or indirectly, to the Company. In addition, the Company agrees that, for purposes of this Agreement, all services performed by the Indemnitee on behalf of, in connection with or related to any subsidiary of the Company, any employee benefit plan established for the benefit of employees of the Company or any subsidiary, any corporation or partnership or other entity in which the Company or any subsidiary has a 5% ownership interest, or any other affiliate of the Company, shall be deemed to be at the request of the Company.

7.                                                               ADVANCE FOR EXPENSES.

7.1                                 Mandatory Advance. Expenses (including attorneys’ fees, court costs, judgments, fines, amounts paid in settlement and other payments) incurred by the Indemnitee in investigating, defending, settling or appealing any action, suit or proceeding described in Section 1 or 2 hereof shall be paid by the Company in advance of the final disposition of such action, suit or proceeding. The Company shall promptly pay the amount of such expenses to the Indemnitee, but in no event later than 10 days following the Indemnitee’s delivery to the Company of a written request for an advance pursuant to this Section 7, together with a reasonable accounting of such expenses.

7.2                                 Undertaking to Repay. The Indemnitee hereby undertakes and agrees to repay to the Company any advances made pursuant to this Section 7 if and to the extent that it shall ultimately be found that the Indemnitee is not entitled to be indemnified by the Company for such amounts.

7.3                                 Miscellaneous. The Company shall make the advances contemplated by this Section 7 regardless of the Indemnitee’s financial ability to make repayment, and regardless whether indemnification of the Indemnitee by the Company will ultimately be required. Any advances and undertakings to repay pursuant to this Section 7 shall be unsecured and interest-free.

8.                                                               COURT-ORDERED INDEMNIFICATION. Regardless whether the Indemnitee has met the standard of conduct set forth in Sections 1, 2 or 3 hereof, as the case may be, and notwithstanding the presence or absence of any Determination whether such standards have been satisfied, the Indemnitee may apply for indemnification (and/or reimbursement pursuant to Section 3 or 12 hereof) to the court conducting any proceeding to which the Indemnitee is a party or to any other court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification (and/or reimbursement) if it determines the Indemnitee is fairly and reasonably entitled to indemnification (and/or reimbursement) in view of all the relevant circumstances (including this Agreement).

9.                                                               NONDISCLOSURE OF PAYMENTS. Except as expressly required by Federal securities laws, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. Any payments to the Indemnitee that must be disclosed shall, unless otherwise required by law, be described only in Company proxy or information statements relating to special and/or annual meetings of the Company’s shareholders, and the Company shall afford the Indemnitee the reasonable opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events reported.

10.                                                         COVENANT NOT TO SUE, LIMITATION OF ACTIONS AND RELEASE OF CLAIMS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company (or any of its subsidiaries) against the Indemnitee, his spouse, heirs, executors, personal representatives or administrators after the expiration of two years following the date the Indemnitee ceases (for any reason) to serve as either an executive officer or director of the Company, and any and all such claims and causes of action of the Company (or any of its subsidiaries) shall be extinguished and deemed released unless asserted by filing of a legal action within such two-year period.

11.                                                         INDEMNIFICATION OF INDEMNITEE’S ESTATE. Notwithstanding any other provision of this Agreement, and regardless whether indemnification of the Indemnitee would be permitted and/or required under this Agreement, if the Indemnitee is deceased, the Company shall indemnify and hold harmless the Indemnitee’s estate, spouse, heirs, administrators, personal representatives and executors (collectively the “Indemnitee’s Estate”) against, and the Company shall assume, any and all claims, damages, expenses (including attorneys’ and other professionals’ fees and costs), penalties, judgments, fines and amounts paid in settlement actually incurred by the Indemnitee or the Indemnitee’s Estate in connection with the investigation, defense, settlement or appeal of any action described in Section 1 or 2 hereof. Indemnification of the Indemnitee’s Estate pursuant to this Section 11 shall be mandatory and not require a Determination or any other finding that the Indemnitee’s conduct satisfied a particular standard of conduct.

12.                                                         REIMBURSEMENT OF ALL LEGAL EXPENSES. Notwithstanding any other provision of this Agreement, and regardless of the presence or absence of any Determination, the Company promptly (but not later than 30 days following the Indemnitee’s submission of a reasonable accounting) shall reimburse the Indemnitee for all attorneys’ fees and related court costs and other expenses incurred by the Indemnitee (but not for judgments, penalties, fines or amounts paid in settlement) in connection with the investigation, defense, settlement or appeal of any action described in Section 1 or 2 hereof (including, but not limited to, the matters specified in Section 6 hereof).

13.                                                         LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies in accordance with their terms and to the maximum extent of insurance coverage available for any director and/or officer of the Company.

14.                                                         MISCELLANEOUS.

14.1                           Notice Provision. Any notice, payment, demand or communication required or permitted to be delivered or given by the provisions of this Agreement shall be deemed to have been effectively delivered or given and received on the date personally delivered to the respective party to whom it is directed, or when deposited by registered or certified mail, with postage and charges prepaid and addressed to the parties at the respective addresses set forth below opposite their signatures to this Agreement, or to such other address as to which notice is given.

14.2                           Entire Agreement. Except for any additional indemnification set forth in Company’s articles of incorporation or bylaws, this Agreement constitutes the entire understanding of the parties and supersedes all prior understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement.

14.3                           Severability of Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid, and enforceable.

14.4                           Applicable Law. This Agreement shall be governed by and construed under the laws of the State of Florida.

14.5                           Execution in Counterparts. This Agreement and any amendment may be executed simultaneously or in two or more counterparts, each of which together shall constitute one and the same instrument.

14.6                           Cooperation and Intent. The Company shall cooperate in good faith with the Indemnitee and use its best efforts to ensure that the Indemnitee is indemnified and/or reimbursed for liabilities described herein to the fullest extent permitted by law.

14.7                           Amendment. No amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing, dated subsequent to the date of this Agreement, and executed by the parties.

14.8                           Binding Effect. The obligations of the Company to the Indemnitee hereunder shall survive and continue as to the Indemnitee even if the Indemnitee ceases to be a director, officer, employee and/or agent of the Company. Each and all of the covenants, terms and provisions of this Agreement shall be binding upon and inure to the benefit of the successors to the Company and, upon the death of the Indemnitee, to the benefit of the estate, heirs, executors, administrators and personal representatives of the Indemnitee.

14.9                           Gender and Number. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural and all plural words shall include the singular.

14.10                     Nonexclusivity. The rights of indemnification and reimbursement provided in this Agreement shall be in addition to any rights to which the Indemnitee may otherwise be entitled by statute, articles of incorporation, bylaw, agreement, or otherwise.

14.11                     Effective Date. The provisions of this Agreement shall cover claims, actions, suits and proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place.

14.12                     Changes in the Law. If any change after the date of this Agreement in any applicable law, statute or the Company’s articles of incorporation or bylaws expand the power of the Company to indemnify its directors and/or officers, this Agreement shall be deemed amended to include such provisions herein.

14.13                     Agreement to Serve. Indemnitee agrees to serve or continue to serve as a director and/or officer of the Company at the will of the Company or under separate contract or agreement, as the case may be, for so long as

Indemnitee is duly elected or appointed or until such time Indemnitee resigns in writing.

14.14                     Duration of Agreement. This Agreement shall continue until and terminate upon the later of five (5) years after the date that Indemnitee ceased to serve as a director and/or officer of the date of the final termination of any proceedings subject to this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

THE COMPANY:

RADIATION THERAPY SERVICES, INC.

By:

THE INDEMNITEE:

Name: